                                                                     Exhibit 3.1


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           HALOZYME THERAPEUTICS, INC.

                                                                     Exhibit 3.1

                                TABLE OF CONTENTS

                                                                                         PAGE NO.
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
ARTICLE 1         CORPORATE OFFICES..................................................       1

        1.1    Registered Office.....................................................       1

        1.2    Other Offices.........................................................       1

ARTICLE 2         MEETINGS OF STOCKHOLDERS...........................................       1

        2.1    Place of Meetings.....................................................       1

        2.2    Annual Meeting........................................................       1

        2.3    Special Meeting.......................................................       1

        2.4    Notice of Stockholders' Meetings......................................       2

        2.5    Manner of Giving Notice; Affidavit of Notice..........................       2

        2.6    Quorum................................................................       3

        2.7    Adjourned Meeting; Notice.............................................       3

        2.8    Conduct of Business...................................................       3

        2.9    Voting................................................................       4

        2.10   Validation Of Meetings; Waiver Of Notice; Consent.....................       4

        2.11   Stockholder Action by Written Consent Without a Meeting...............       5

        2.12   Record Date for Stockholder Notice; Voting; Giving Consents...........       5

        2.13   Proxies...............................................................       6

        2.14   Inspectors of Election................................................       6

        2.15   Advance Notice of Stockholder Nominees and Stockholder Business.......       7

        2.15   (a)...................................................................       7

ARTICLE 3         DIRECTORS..........................................................       9

        3.1    Powers................................................................       9

        3.2    Number of Directors...................................................       9

        3.3    Qualification, Election and Term of Office of Directors...............       9

        3.4    Resignation and Vacancies.............................................      10

        3.5    Nomination of Director Candidates.....................................      11

        3.6    Place of Meetings; Meetings by Telephone..............................      13

        3.7    Regular Meetings......................................................      13

        3.8    Special Meetings; Notice..............................................      13

        3.9    Quorum................................................................      14

        3.10   Waiver of Notice......................................................      14

        3.11   Board Action by Written Consent Without a Meeting.....................      14

        3.12   Fees and Compensation of Directors....................................      15

        3.13   Removal of Directors..................................................      15

        3.14   Chairman of the Board of Directors....................................      15

ARTICLE 4         COMMITTEES.........................................................      15

        4.1    Committees of Directors...............................................      15

        4.2    Meetings and Action by Committees.....................................      16

ARTICLE 5         OFFICERS...........................................................      16

        5.1    Officers..............................................................      16

        5.2    Appointment of Officers...............................................      16

        5.3    Subordinate Officers..................................................      16

        5.4    Removal and Resignation of Officers...................................      17

        5.5    Vacancies In Offices..................................................      17

        5.6    Chairman of the Board.................................................      17

        5.7    Chief Executive Officer...............................................      17

        5.8    President.............................................................      18

        5.9    Vice Presidents.......................................................      18

        5.10   Secretary.............................................................      18

        5.11   Treasurer.............................................................      18

        5.12   Representation of Shares of Other Corporations........................      19

        5.13   Authority and Duties of Officers......................................      19

ARTICLE 6         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS      19

        6.1    Actions Other than by the Corporation.................................      19

        6.2    Actions by the Corporation............................................      20

        6.3    Successful Defense....................................................      20

        6.4    Required Approval.....................................................      20

        6.5    Advance of Expenses...................................................      21

        6.6    Other Rights..........................................................      21

        6.7    Insurance.............................................................      21

        6.8    Reliance on Provisions................................................      22

        6.9    Severability..........................................................      22

        6.10   Retroactive Effect....................................................      22

ARTICLE 7         RECORDS AND REPORTS................................................      22

        7.1    Maintenance and Inspection of Records.................................      22

        7.2    Maintenance of Bylaws and Articles of Incorporation...................      22

        7.3    Maintenance of Other Corporate Records................................      22

        7.4    Annual Report to Stockholders.........................................      23

        7.5    Financial Statements..................................................      23

        7.6    Annual List of Directors, Officers and Resident Agent.................      23

ARTICLE 8         GENERAL MATTERS....................................................      23

        8.1    Record Date for Purposes Other Than Notice and Voting.................      23

        8.2    Checks................................................................      24

        8.3    Execution of Corporate Contracts and Instruments......................      24

        8.4    Stock Certificates....................................................      24

        8.5    Construction; Definitions.............................................      25

        8.6    Dividends.............................................................      25

        8.7    Fiscal Year...........................................................      25

        8.8    Seal..................................................................      25

        8.9    Transfer of Stock.....................................................      25

        8.10   Stock Transfer Agreements.............................................      25

        8.11   Registered Stockholders...............................................      26

ARTICLE 9         AMENDMENTS.........................................................      26

        9.1    Amendment by Stockholders.............................................      26

        9.2    Amendment by Directors................................................      26

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                           HALOZYME THERAPEUTICS, INC.


                                   ARTICLE 1

                                CORPORATE OFFICES

      1.1 REGISTERED OFFICE.

            The registered office of the corporation shall be in the City of Reno, County of Washoe, State of Nevada. The name of the registered agent of the corporation at such location is CT Company of Nevada.

      1.2 OTHER OFFICES.

            The Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

      2.1 PLACE OF MEETINGS.

0            Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

      2.2 ANNUAL MEETING.

            The annual meeting of stockholders shall be held on such date, time and place, either within or without the State of Nevada, as may be designated by resolution of the Board of Directors each year. At the meeting, directors shall be elected and any other proper business may be transacted.

      2.3 SPECIAL MEETING.

            A special meeting of the stockholders may be called at any time by the Board of Directors, or by the chairman of the board.

      2.4 NOTICE OF STOCKHOLDERS' MEETINGS.

            All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

      2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

            Written notice of any meeting of stockholders shall be given either
(i) personally, or (ii) by mail, or (iii) by telegraphic, facsimile or other written communication. If any such written notice is mailed, it shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

            If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

      2.6 QUORUM.

            The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (regardless of whether the proxy has authority to vote on all matters), shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or such higher threshold as may be required for such action. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders holding a majority of the shares present in person or represented by proxy and entitled to vote thereat, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      2.7 ADJOURNED MEETING; NOTICE.

            When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      2.8 CONDUCT OF BUSINESS.

            At every meeting of the stockholders, the chairman of the board, or, in his or her absence, the president, or, in his or her absence, such other person as may be appointed by the Board of Directors, shall act as chairman. The secretary of the corporation or a person designated by the chairman of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairman of the meeting, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with these Bylaws to act by proxy, and officers of the corporation.

            The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance.


            The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.8 and Section 2.15. The Chairman of a meeting may determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 2.8 and Section 2.15, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      2.9 VOTING.

            The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws.

            The stockholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder at the meeting and before the voting has begun.

            Except as provided in the last paragraph of this Section 2.9, or as may be otherwise provided in the Articles of Incorporation, each outstanding voting share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the stockholders. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

            If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by the Nevada Revised Statutes or by the Articles of Incorporation.

      2.10 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT.

            The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

      2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

            No action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

      2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

            In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days before any such action without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

            If the Board of Directors does not so fix a record date:

            (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (ii) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the corporation.

            (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      2.13 PROXIES.

            Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of such proxy, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above and the provisions of Section
78.355 of the Nevada Revised Statutes, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

      2.14 INSPECTORS OF ELECTION.

            Before any meeting of stockholders, the Board of Directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

            Such inspectors shall:

            (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

            (b) receive votes, ballots or consents;

            (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

            (d) count and tabulate all votes or consents;

            (e) determine when the polls shall close;

            (f) determine the result; and

            (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

      2.15 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS.


               (A) At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, it must be a proper matter for stockholder action under the Nevada Revised Statutes, and the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the corporation's principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that the corporation's (or the corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier than the date contemplated at the time of the previous year's proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. "Public announcement" for purposes hereof shall have the meaning set forth in Section 3.5(c) of these Bylaws. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be properly brought before a special meeting, business must be brought before the meeting by or at the direction of the Board of Directors.

            (b) A stockholder's notice to the Secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of the corporation which are owned beneficially and of record by the stockholder and such other beneficial owner, (iv) any material interest of the stockholder and such other beneficial owner in such business, and (v) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry the proposal.

            (c) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE 3

                                    DIRECTORS

      3.1 POWERS.

            Subject to the provisions of the Nevada Revised Statutes and any limitations in the articles of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

      3.2 NUMBER OF DIRECTORS.

            The Board of Directors shall consist of not fewer than four (4) nor more than nine (9) persons. The exact number of directors shall be five (5) until changed, within the limits specified above, by a bylaw amending this
Section 3.2, duly adopted by the Board of Directors or by the stockholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

            No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      3.3 QUALIFICATION, ELECTION AND TERM OF OFFICE OF DIRECTORS.

            The Board of Directors shall be divided into three classes, each class to serve for a term of three (3) years and to be as nearly equal in number as possible. Class I shall be comprised of directors who shall initially serve until the annual meeting of stockholders in 2005, and thereafter for terms of three years and until their successor shall have been elected and qualified. Class II shall be comprised of directors who shall initially serve until the annual meeting of stockholders in 2006, and thereafter for terms of three years and until their successors shall have been elected and qualified. Class III shall be comprised of directors who shall initially serve until the annual meeting of stockholders in 2007, and thereafter for terms of three years and until their successors shall have been elected and qualified.

            Directors shall be elected at each annual meeting of the stockholders to hold office until the expiration of their respective term, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of stockholders held for that purpose, or at the next annual meeting of stockholders held thereafter. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified or until his earlier resignation or removal or his office has been declared vacant in the manner provided in these bylaws. Directors need not be stockholders.

            Elections of directors need not be by written ballot.

      3.4 RESIGNATION AND VACANCIES.

            Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

            Unless otherwise provided in the certificate of incorporation or these Bylaws:

            (a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the expiration of the respective term and until a successor has been elected and qualified.

            A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

            The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

            (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

            If, at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the articles of incorporation or these Bylaws, or may apply to the court for a decree summarily ordering an election as provided in Nevada Revised Statutes.

      3.5 NOMINATION OF DIRECTOR CANDIDATES.

            (a) Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors at an annual meeting may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder entitled to vote in the election of Directors generally who complies with the procedures set forth in this Bylaw and who is a stockholder of record at the time notice is delivered to the Secretary of the corporation. Any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at an annual meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the secretary of the corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the corporation's principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that the corporation's (or the corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors;
(v) the consent of each nominee to serve as a director of the corporation if so elected; (vi) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner; and
(vii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Notwithstanding the third sentence of this Section 3.5(a), in the event that the number of Directors to be elected at an annual meeting is increased above the number of directors then currently serving and there is no public announcement by the corporation naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the date that the corporation's (or its predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting, a stockholder's notice required by this Section 3.5(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

            (b) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting by (i) or at the direction of the Board of Directors or a committee thereof or (ii) any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the corporation's notice of meeting, if the stockholder's notice as required by paragraph (a) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

            (c) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (d) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            (e) Only persons nominated in accordance with the procedures set forth in this Section 3.5 shall be eligible to serve as directors. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 3.5 and (b) if any proposed nomination was not made in compliance with this Section 3.5, to declare that such nomination shall be disregarded.

            (f) If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this
Section 3.5, such nomination shall be void; provided, however, that nothing in this Section 3.5 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

      3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

            The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Nevada.

            Unless otherwise restricted by the articles of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      3.7 REGULAR MEETINGS.

            Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

      3.8 SPECIAL MEETINGS; NOTICE.

            Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

            Notice of the time and place of special meetings shall be delivered personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), facsimile, electronic mail, or other electronic means, to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four
(4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telegram, facsimile, electronic mail or other electronic means, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone, facsimile or electronic mail may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

      3.9 QUORUM.

            At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

            A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

            Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.

      3.10 WAIVER OF NOTICE.

            Whenever notice is required to be given under any provision of the Nevada Revised Statutes or of the articles of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the articles of incorporation or these Bylaws.

      3.11 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

            Unless otherwise restricted by the articles of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

      3.12 FEES AND COMPENSATION OF DIRECTORS.

            Unless otherwise restricted by the articles of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      3.13 REMOVAL OF DIRECTORS.

            Unless otherwise restricted by statute, by the articles of incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds (2/3rds) of the shares then entitled to vote at an election of directors.

            No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

      3.14 CHAIRMAN OF THE BOARD OF DIRECTORS.

            The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board of Directors who shall not be considered an officer of the corporation.

                                   ARTICLE 4

                                   COMMITTEES

      4.1 COMMITTEES OF DIRECTORS.

            The Board of Directors may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committees, who may replace any absent member at any meeting or the committee. Any such committee, to the extent provided in the resolution of the board, shall have the authority of the board, except with regard to:

            (a) the approval of any action which, under the Nevada Revised Statutes, also requires stockholders' approval or approval of the outstanding shares;

            (b) the filling of vacancies on the Board of Directors or in any committees;

            (c) the fixing of compensation of the directors for serving on the board or on any committee;

            (d) the amendment or repeal of bylaws or the adoption of new bylaws;

            (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

            (f) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

            (g) the appointment of any other committees of the Board of Directors or the members thereof.

      4.2 MEETINGS AND ACTION BY COMMITTEES.

            Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article 3, Sections 3.6 (place of meetings), 3.7 (regular meetings), 3.8 (special meetings and notice), 3.9 (quorum, adjournment, notice of adjournment), 3.10 (waiver of notice), and 3.11 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time or regular meetings of committees may be determined by resolutions of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws. The committees shall keep regular minutes of their proceedings and report the same to the board when required.


                                   ARTICLE 5

                                    OFFICERS

      5.1 OFFICERS.

            The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

      5.2 APPOINTMENT OF OFFICERS.

            The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors.

      5.3 SUBORDINATE OFFICERS.

            The Board of Directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

      5.4 REMOVAL AND RESIGNATION OF OFFICERS.

            Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

            Any officer may resign at any time by giving written notice to the attention of the Secretary of the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

      5.5 VACANCIES IN OFFICES.

            Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

      5.6 CHAIRMAN OF THE BOARD.

            The chairman of the board, if such an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

      5.7 CHIEF EXECUTIVE OFFICER

            The chief executive officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

            The chief executive officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

      5.8 PRESIDENT.

            Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board (if any) or chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

      5.9 VICE PRESIDENTS.

            In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

      5.10 SECRETARY.

            The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

            The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

            The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

      5.11 TREASURER.

            The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any directors.

            The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors, or the bylaws.

            If required by the Board of Directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      5.12 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

            The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

      5.13 AUTHORITY AND DUTIES OF OFFICERS.

            In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

                                   ARTICLE 6

       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

      6.1 ACTIONS OTHER THAN BY THE CORPORATION.

            The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      6.2 ACTIONS BY THE CORPORATION.

            The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      6.3 SUCCESSFUL DEFENSE.

            To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      6.4 REQUIRED APPROVAL.

            Any indemnification under Sections 6.1 and 6.2, unless ordered by a court or advanced pursuant to Section 6.5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

            (a) By the stockholders;

            (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

            (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

            (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      6.5 ADVANCE OF EXPENSES.

            The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      6.6 OTHER RIGHTS.

            The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 6:

            (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 6.2 or for the advancement of expenses made pursuant to Section 6.5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

            (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

      6.7 INSURANCE.

            The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article 6.

      6.8 RELIANCE ON PROVISIONS.

            Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this article.

      6.9 SEVERABILITY.

            If any of the provisions of this article are held to be invalid or unenforceable, this article shall be construed as if it did not contain such invalid or unenforceable provision and the remaining provisions of this article shall remain in full force and effect.

      6.10 RETROACTIVE EFFECT.

            To the extent permitted by applicable law, the rights and powers granted pursuant to this Article 6 shall apply to acts and actions occurring or in progress prior to its adoption by the Board of Directors.

                                   ARTICLE 7

                               RECORDS AND REPORTS

      7.1 MAINTENANCE AND INSPECTION OF RECORDS.

            The corporation shall keep at its registered office, a stock ledger or duplicate stock ledger, containing, in alphabetical order, the names and addresses of all stockholders and the number and class of shares held by each stockholder. In lieu of the stock ledger or duplicate stock ledger, the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger is kept.

      7.2 MAINTENANCE OF BYLAWS AND ARTICLES OF INCORPORATION.

            The corporation shall keep at its principal registered office a copy, certified by an officer of the corporation, of the bylaws as amended to date, and a copy, certified by the Secretary of State, of the articles of incorporation as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

      7.3 MAINTENANCE OF OTHER CORPORATE RECORDS.

            The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

            Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this corporation and any subsidiary of this corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.


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
      7.4 ANNUAL REPORT TO STOCKHOLDERS.

            Nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the stockholders of the corporation as they deem appropriate.

      7.5 FINANCIAL STATEMENTS.

            A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months.

      7.6 ANNUAL LIST OF DIRECTORS, OFFICERS AND RESIDENT AGENT.

            The corporation shall, on or before December 31st of each year, file with the Secretary of State of the State of Nevada, on the prescribed form, a list of its officers and directors and a designation of its resident agent in Nevada.

                                   ARTICLE 8

                                 GENERAL MATTERS

      8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

            For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Nevada Revised Statutes.

            If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

      8.2 CHECKS.

            From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.


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
      8.3 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

            The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      8.4 STOCK CERTIFICATES.

            A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. When the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relatives, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the corporation shall be authorized to issue only special stock, such certificate must set forth in full or summarize the rights of the holders of such stock. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

            No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the corporation may require the owner thereof or the legal representative of such owner to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      8.5 CONSTRUCTION; DEFINITIONS.

            Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Nevada Revised Statutes shall govern the construction of


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
these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

      8.6 DIVIDENDS.

            The directors of the corporation, subject to any restrictions contained in (i) the Nevada Revised Statutes or (ii) the articles of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

            The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

      8.7 FISCAL YEAR.

            The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

      8.8 SEAL.

            The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

      8.9 TRANSFER OF STOCK.

            Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

      8.10 STOCK TRANSFER AGREEMENTS.

            The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada Revised Statutes.

      8.11 REGISTERED STOCKHOLDERS.

            The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the


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
owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                   ARTICLE 9

                                   AMENDMENTS

      9.1 AMENDMENT BY STOCKHOLDERS.

            New bylaws may be adopted or these bylaws may be amended or repealed by the vote of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

      9.2 AMENDMENT BY DIRECTORS.

            Subject to the rights of the stockholders as provided in Section 9.1 of these bylaws, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board of Directors.

      EXECUTED this 8th day of December, 2004.

                                        /s/ David A. Ramsay
                                        ________________________________________

                                        David A. Ramsay, Secretary


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